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                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004

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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 2, 2003

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                                WorldCom, Inc.

              (Exact Name of Registrant as Specified in Charter)

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             Georgia                     0-11258                 58-1521612
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                      Identification No.)


22001 Loudoun County Parkway, Ashburn, Virginia                  20147
    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (703) 886-5600
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Item 5.  Other Events.

     On July 2, 2003, the Securities and Exchange Commission (the "SEC") and WorldCom, Inc., d/b/a MCI (the "Company") filed documents modifying the proposed settlement of its claim for a civil penalty in its civil action against the Company in the U.S. District Court for the Southern District of New York (the "District Court"). Under the modified terms of the proposed settlement, in the event of confirmation of a plan of reorganization of the Company by the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), the Company will satisfy the SEC's civil penalty claim by paying $500,000,000 in cash and by transferring common stock in the reorganized company having a value of $250,000,000 to a distribution agent to be appointed by the District Court.

     On July 3, 2003, the SEC and the Company filed a revised settlement agreement reflecting a technical change that increases the civil penalty from $1.51 billion to $2.25 billion without changing the amount to be paid by the Company as described in the preceding paragraph.

     All other material terms of the proposed settlement remain the same. The proposed settlement must be approved by both the District Court and the Bankruptcy Court.




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WORLDCOM, INC.
                                     (Registrant)


                                     By: /s/ Paul M. Eskildsen
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                                     Name:  Paul M. Eskildsen
                                     Title: Acting General Counsel and
                                            Secretary

Dated: July 3, 2003


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